Exhibit 99

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 1 of 31

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

RETRACTABLE TECHNOLOGIES, INC.,	§
§
Plaintiff,	§	CIVIL ACTION NO. 2:07-cv-250
	§	(FOLSOM)
v.	§
§
BECTON DICKINSON AND COMPANY,	§
	§	JURY TRIAL DEMANDED
Defendant.

COMPLAINT

Plaintiff Retractable Technologies, Inc. (“Retractable”) files this action complaining of defendant Becton Dickinson and Company (“BD”), and for causes of action would show as follows:

INTRODUCTION

Defendant BD has harmed Retractable and is continuing to harm Retractable by infringing Retractable’s patents for safety syringes. BD has also harmed Retractable and the American public, and is continuing to harm Retractable and the American public, by falsely advertising BD’s inferior, non-infringing syringe products as “safe,” “safety,” or “safety engineered,” in order to obtain time to switch the market, at BD’s own pace, to BD’s infringing version of Retractable’s safety syringes, which BD calls “Integra” syringes. Finally, BD has harmed Retractable and the American public, and is continuing to harm Retractable and the American public by employing unlawful exclusionary schemes to keep Retractable’s technologically superior safety needle products from the market.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 2 of 31

Retractable has chosen to file this action in this Honorable Court because venue is proper in this forum and because this Court already has examined Retractable’s technology at issue and construed claims of two of the patents at issue in this action (the “011 Patent” and the “077 Patent”). See Memorandum Opinion in Retractable Technologies v. New Medical Technologies, No. 4:02-CV-34 (LED). BD has copied and infringed Retractable patented technology that this Court examined in New Medical Technologies.

NATURE OF THIS ACTION

1.             Retractable’s patented safety syringe technology virtually eliminates the risk of needlestick injuries to healthcare workers. Needlestick injuries can transmit to healthcare workers potentially deadly diseases such as hepatitis B, hepatitis C and Human Immunodeficiency Virus (“HIV”), the virus that causes AIDS. The American Nurses Association estimates that more than 600,000 contaminated needlestick injuries are reported each year in the United States. (See www.nursingworld.org/readroom/fsneedle.htm.)

2.             BD is the nation’s dominant maker and seller of disposable syringes and other needle products. BD is using a combination of intentional, unlawful methods, including patent infringement, false advertising, unfair competition, and exclusionary monopolistic behavior, to suppress Retractable’s success in the market while BD phases new products into the market that copy Retractable’s technology and infringe Retractable’s patents. BD is now introducing its infringing new products into the market at a controlled pace that enables BD to continue to extract maximum profits from BD’s existing, but obsolete and dangerous, needle product technologies. By its unlawful conduct, BD has denied, and continues to deny, American healthcare workers access to Retractable’s products, which are available now, and which incorporate the most innovative and effective safety technology available.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 3 of 31

3.             Retractable files this action seeking judicial relief to terminate BD’s unlawful conduct. If unchecked, BD will continue to infringe Retractable’s patents, deceive the market through false advertising about its own products, and engage in unfair competition and unlawful monopolistic, exclusionary conduct. BD’s conduct is greatly and irreparably damaging Retractable and at the same time denying American healthcare workers and patients the immediate benefits of Retractable’s superior safety needle products.

4.             Retractable seeks all relief the law allows for patent infringement. For Retractable’s other claims, Retractable seeks injunctive relief and damages accruing after July 2, 2004.

PARTIES

5.             Plaintiff Retractable is a Texas corporation with its principal place of business in Little Elm, Texas, within the Eastern District of Texas. Retractable is a publicly-traded company that employs approximately 150 persons within this District.

6.             Defendant BD is a New Jersey corporation with its principal place of business in Franklin Lakes, New Jersey. BD may be served with process in this action by serving its registered agent for the service of process in the State of Texas, CT Corporation System, 350 N. St. Paul St., Dallas, Texas  75201.

JURISDICTION AND VENUE

7.             This court has subject matter jurisdiction under the patent laws set forth in Title 35 of the United States Code and in Title 28 of the United States Code, particularly 28 U.S.C. §§ 1331 and 1338(a); Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B); the Sherman Act, 15 U.S.C. §§ 1 et seq.; Sections 3, 4 and 16 of the Clayton Act, 15 U.S.C. §§ 14, 15 and 26; and 28 U.S.C. §§ 1331 and 1337. This Court has supplemental jurisdiction over Retractable’s state law claims pursuant to 28 U.S.C. § 1367 because they are so related to Retractable’s federal

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 4 of 31

claims as to form a part of the same case or controversy. In addition, this Court has jurisdiction under 28 U.S.C. § 1332(a) because this action is between citizens of different states and the matter in controversy exceeds the sum or value of $75,000, exclusive of interest and costs.

8.             This Court has personal jurisdiction over BD. BD holds a certificate of authority to transact business in Texas and regularly transacts business within Texas and the Eastern District of Texas.

9.             BD has marketed and continues to market its infringing “Integra” 1 cc and 3 cc syringes within Texas and the Eastern District of Texas.

10.           BD’s commercial activities carried on in Texas and elsewhere throughout the United States have had a substantial, direct and reasonably foreseeable effect on business and commerce in the Eastern District of Texas and on interstate commerce.

11.           Venue is proper in this District under 28 U.S.C. § 1391(b) and (c), 28 U.S.C. § 1400(b), and 15 U.S.C. § 22.

BACKGROUND FACTS

Retractable’s Patented Safety Syringe.

12.           Retractable markets patented safety syringes under the name “VanishPoint®.”  VanishPoint® syringes are covered by a number of patents, including United States Patent Nos. 5,578,011, 5,632,733, and 6,090,077 (the ‘011, ‘733 and ‘077 Patents), the patents-in-suit. VanishPoint® syringes protect against needlestick injuries. VanishPoint® syringes automatically and permanently retract their needle after an injection is given and before the needle is withdrawn from the patient. Consequently, VanishPoint® syringes require no extra action by a healthcare worker to trigger their safety feature after the needle is withdrawn from a patient. Retractable and its VanishPoint® products have been reported favorably in major news features, including in the New York Times and on CBS’ 60 Minutes.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 5 of 31

13.           VanishPoint® syringes have been recognized as superior safety products. For one example, in 1999 and thereafter the Emergency Care Research Institute (“ECRI”), a respected testing and evaluation service, has awarded VanishPoint® syringes its highest rating and listed them as preferred devices. (HEALTH DEVICES, Sept. 2003, Vol. 32, No. 9, at p. 356.)

BD’s Inferior Alleged “Safety” Syringes Render BD Competitively Vulnerable.

14.           In contrast to Retractable’s superior safety products introduced in the mid to late 1990’s, BD lacked innovative technology in the field of safety syringes. At the same time, the healthcare market demand for safety syringes was increasing dramatically. BD understood its vulnerability to Retractable. In order to protect its position, BD began to take unlawful actions to copy Retractable’s patented technology, prevent and suppress Retractable’s sales, and defend, maintain and extend its market dominance. Such unlawful actions by BD continue to the present day.

15.           The legal environment for needle products began to rapidly change in 1999. On July 1, 1999, California’s Needle Safety Law became effective. The Texas act became effective September 1, 1999. See TEX. HEALTH & SAFETY CODE §§ 81.301, et seq. On November 5, 1999, OSHA issued its Directive for Enforcement Procedures for the Occupational Exposure to Bloodborne Pathogens. On November 6, 2001, the federal Needlestick Safety and Prevention Act, P.L. 106-430 (“Needlestick Prevention Act”) became law. The Needlestick Prevention Act requires healthcare employers to track needlestick injuries and to involve healthcare workers in selecting safer needle products. Since 1999, several other states also have enacted statutes to prevent needlestick injuries to healthcare workers. Beginning in 2001, OSHA regulations codified at 29 C.F.R. § 1910.1030 have required hospitals and other medical facilities to track and report needlestick incidents and to involve front line healthcare workers in annual reviews of safety programs and needle devices. The OSHA regulations also require hospitals to employ

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 6 of 31

“engineering controls,” defined to include “self-sheathing needles and safer medical devices such as sharps with engineered sharps injury protections,” and to evaluate the available needle products on the market and to select and use products that are effective in preventing needlesticks.

16.           As a result of these statutes and growing awareness of the needlestick problem, the healthcare industry needed and began to demand “safety” needle products.

17.           Even though BD began to market product lines of needle products as “safe,” “safety,” or “safety-engineered,” those products were not safe. Rather, BD’s first alleged “safety” products incorporate nothing more than ineffective add-ons to BD’s conventional disposable syringe products. BD’s first alleged “safety” products are no safer than conventional syringes. In some ways, they are even more dangerous because they require a nurse or other healthcare worker to place a second hand in contact with the syringe after the needle is extracted from the patient to activate the alleged “safety” feature.

18.           BD’s first generation alleged “safety” syringe was the “Safety-Lok.”  The Safety-Lok contains an outer sleeve that a user must slide over the needle after an injection is complete and the needle is withdrawn from the patient. To operate this mechanism a user must use both hands, one to hold the syringe and the other to slide the sleeve from its position around the barrel to its extended position over the needle. This places the user’s free hand at an increased risk of contacting the exposed, contaminated needle. BD’s Safety-Lok mechanism is not automatic. It requires a user to actively cover the needle of the syringe. If a user takes no action, the needle remains exposed and the syringe is more bulky, harder to manipulate and no safer than a conventional syringe. It also requires more space in a sharps container, increasing costs and risks of disposal.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 7 of 31

19.           BD’s second generation alleged “safety” syringe was the “Safety Glide.”  The Safety Glide incorporates a small hinged lever between the base of the needle and the pointed tip that, when pressed forward, extends a cover over the needle tip. Activation can only occur after the contaminated needle is removed from the patient. Like the Safety-Lok, a nurse or doctor must, after injecting a patient, reach down to the syringe to engage the lever. This action again places the user’s hand in close proximity to the contaminated needle, thereby increasing the risk of a needlestick injury. Like the earlier Safety-Lok, BD’s Safety Glide requires a user to take an additional physical action to press the hinged lever before the safety device engages. There have been reports that the safety feature on these earlier generation BD products from time to time would simply fall off the syringe, thereby exposing the contaminated needle. (CBS 60 Minutes, broadcast Feb. 25, 2001.)

20.           Another alleged “safety” syringe marketed by BD is the “Eclipse,” which features a hinged shield at the base of the needle that can be pivoted to cover the needle. After injecting a patient, a user must withdraw the needle from the patient, reach down to the exposed, contaminated needle, and flip the Eclipse shield into place by hand or place the syringe with its exposed needle on a table-top or other firm surface against which the shield can be flipped into place. Flipping the shield into place also can throw blood or aerosolized medicine from the needle and onto healthcare providers, patients, or surrounding surfaces.

21.           As the healthcare industry began to comply with the Needlestick Prevention Act, OSHA requirements, and state needlestick safety laws, BD needed to accelerate the conversion of its product line from conventional to safety syringes. At the same time, BD began to take a series of actions to protect its dominant market positions in needle products from Retractable’s innovative, patented technology.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 8 of 31

22.           BD was unable to replace its inferior “safety” product line overnight. Nor did it want to do so when it was reaping substantial profits from the stop-gap alleged “safety” products that used parts from already-existing manufacturing facilities and tools. Instead, BD, misusing its power in the markets, continued to market its inferior alleged “safety” products.

BD’S UNLAWFUL ACTS

Patent Infringement

23.           Upon information and belief, BD copied Retractable’s syringes during the course of developing BD’s fourth generation of so-called “safety” syringe, the Integra. During a 2001 interview, the CEO of BD admitted that BD was not the first to invent many of its products and that “we’re just good adapters.” (Philip Siekman, Becton Dickinson Takes a Plunge With Safer Needles; By Gearing Up to Make Devices Like These the Company is Giving its Profits a Shot in the Arm, FORTUNE (October 2001) at 2 (Lexis print).)

24.           Once BD had made a syringe incorporating much of the technology disclosed in Retractable’s syringes and patents, BD unveiled the “Integra” syringe in 2003. Unlike BD’s earlier alleged “safety” syringes, Integra is a retractable syringe.

25.           BD’s Integra syringes infringe Retractable’s patents. Like VanishPoint® syringes, Integra syringes have a spring loaded needle that is fired by continuing to push the plunger after the injection is complete. This releases the needle holder from a retaining ring so the needle retracts back into the syringe body. The Integra syringes also use the same “breakaway” feature for releasing the needle holder from the retainer ring that is taught in Retractable’s patents. The Integra 3 cc syringe has a plunger thumb cap that tucks down into the top of the syringe barrel so that it cannot be easily pulled out and reused, and has vents to relieve air pressure from the retraction cavity and prevent splattering when the needle is retracted. These features are disclosed and claimed in Retractable’s patents.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 9 of 31

26.           As BD sells infringing syringes and engages in other illegal activities, Retractable is losing the value of its most valuable asset, which is the remaining term of its patents. Retractable’s patents are assets with definite expiration dates. Once Retractable’s patents expire, its lost opportunity in the marketplace cannot be fully reclaimed.

27.           BD’s infringement of Retractable’s patents, together with its unlawful exclusion of Retractable from the markets, is greatly damaging both Retractable and healthcare workers. Through BD’s infringing manufacture and sale of its Integra products, BD can control the demand for retractable syringes that occurs when healthcare workers are made aware of the superior safety and ease of use of Retractable’s patented technology. BD can claim, in effect, “Oh, we have one of those retractable needles,” while continuing to sell its older “safety” products on which BD maintains substantially higher profit margins. In this way, BD can maintain control of the entire market and use the Integra products as an aid to extending its profits and sales of its earlier non-retractable “safety” syringe products such as the Safety-Lok, the Safety Glide and the Eclipse. Hundreds of thousands of needlestick injuries, each representing possible disease or death to a healthcare worker, will continue to occur if BD’s unlawful conduct continues unchecked. BD’s actions have caused and will continue to cause irreparable harm to Retractable, medical personnel, and the general public.

False Advertising

28.           BD’s Safety–Lok, Safety Glide, and Eclipse products are no safer than, and can be less safe than, conventional needle products. At least one study has shown that the number of needlestick injuries decreased after a test group ceased using the Safety-Lok syringe and resumed using conventional syringes. Nevertheless, BD continues to advertise the Safety–Lok, Safety Glide, and Eclipse products as “safe,” “safety,” or “safety-engineered” products.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 10 of 31

29.                                 A recent study by an independent hospital found that needlestick injuries increased when the hospital began to use BD’s alleged “safety” products in 2003. The same study showed that needlestick injuries were virtually eliminated when the hospital switched to VanishPoint® products in 2004 and 2005.

30.                                 Public records show that most current so-called “safety” needles sold, most of which are the BD Safety-Lok, Safety Glide and Eclipse needles described above, are ineffective. For example, in 2004 the State of Texas received reports of 370 needlestick incidents involving so-called “safety engineered” products. In 243 of those incidents, the alleged “safety mechanism” had not even been activated (www.state.tx.us/ idcu/health/bloodborne_pathogens /report/– Tables 18 and 19). Accordingly, BD’s Safety-Lok, Safety Glide and Eclipse products are dangerous for the additional reason that the alleged “safety” features on those products are feared or not trusted by, and thus not activated by, the healthcare workers they purport to protect.

31.                                 Since on or about July 2004, and continuing to the present, BD has in connection with its Safety-Lok, Safety Glide, and Eclipse products, used in interstate commerce words, terms, names, and combinations thereof, and false and misleading descriptions and representations of fact, in commercial advertising and promotion to misrepresent the nature, characteristics, and qualities of the Safety-Lok, Safety Glide, and Eclipse products, all in violation of Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B).

32.                                 BD’s Safety-Lok is no safer, and indeed can be more dangerous, than conventional syringes because the Safety-Lok contains an outer sleeve that a user must physically push over the exposed needle after an injection is complete. This action places the user’s hand at increased risk of contacting the contaminated needle. BD nevertheless uses the words, terms, and names “safe,” “safety,” “safety-engineered” and similar descriptions in

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 11 of 31

commercial advertising and promotion to describe the nature, characteristics, and qualities of the Safety-Lok syringe, all in violation of Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B).

33.                                 BD’s Safety Glide is no safer, and indeed can be more dangerous, than conventional syringes because it has a small hinged lever at the base of the needle that, when pressed by the user, extends a cover over the needle. Consequently, after using the syringe to inject a patient and withdrawing the needle from the patent, the user must reach down to the needle and engage the lever. This action places the user’s hand in close proximity to the blood-contaminated needle, thereby increasing the risk of a needlestick injury. BD nevertheless uses the words, terms, and names “safe,” “safety,” “safety-engineered,” and similar descriptions in commercial advertising and promotion to describe the nature, characteristics, and qualities of the Safety Glide syringe, all in violation of Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B).

34.                                 BD’s Eclipse products are no safer, and indeed can be more dangerous, than conventional products because they include a hinged shield at the base of the needle that when hit or pushed flips into place over the needle. A user must, after injecting a patient and withdrawing the needle from the patient, reach down to the needle with a hand to flip the shield into place, or else move the syringe, with its exposed, blood-contaminated needle exposed, to a table-top or other firm surface against which the hinged shield can be flipped into place. Flipping the shield into place has been observed to throw blood and/or aerosolized medicine from the needle and onto healthcare providers, patients, or surrounding surfaces, thus, increasing the risks of infection. BD nevertheless uses the words, terms, and names “safe,” “safety,” “safety-engineered” and similar descriptions in commercial advertising and promotion to

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 12 of 31

describe the nature, characteristics and qualities of the Eclipse syringe, all in violation of Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B).

35.                                 This false advertising is damaging both Retractable and the public and, in particular, healthcare workers. By promoting the Safety-Lok, the Safety Glide and the Eclipse as “safe” when they are in fact not, BD implies to healthcare workers and healthcare employers not only that the products provide protection from needlestick injuries, but also, and just as damaging, that purchase and use of such products will place the healthcare entity in “compliance” with the provisions of the Needlestick Prevention Act. Thus, the false advertising allows BD to sell its high profit margin unsafe “safety” products and needles as a dodge around the intent of Needlestick Prevention Act and thereby block adequate consideration of Retractable’s clearly safer technology.

Antitrust Violations

A.                                     Relevant Markets and BD’s Monopolies

36.                                 BD’s conduct alleged in this Complaint affects interstate trade and commerce. BD’s annual revenues are measured in billions of dollars, and BD’s products are manufactured and sold throughout the United States, including in Texas. BD’s conduct was intended to maintain and extend its market power in the nationwide markets for safety syringes and needles and safety blood collection devices (“Safety Needle Devices”).

37.                                 By way of background, in 1964 BD entered into a consent judgment with the United States Department of Justice that prohibited BD’s continuation of monopolistic practices in the glass syringe market. That judgment, which is technically still in force, specifically related to only glass syringes even though BD was in the process of shifting its entire manufacturing and the same illegal marketing practices to plastic disposable syringes. Its “Plastipak” plastic

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 13 of 31

disposable syringe was introduced in the 1960’s and allowed BD to continue its monopolistic practices with impunity.

38.                                 For decades now, BD has maintained dominance in the market for disposable syringes (conventional and safety), which replaced glass syringes. In 2005 BD was estimated to control over 70% of the United States market for syringes and needles. (“U.S. Syringes and Needle Markets”, F876-54, 2-29, Frost & Sullivan, 2006.)

39.                                 Additionally, BD has long enjoyed monopoly power in the conventional (non-safety) injection and drug infusion market. Even as the market for safety needle products has grown, conventional needle products still possess a significant share of the overall market. A recent study projected there will still be a 50-50 split of the market as late as 2012. (“U.S. Syringes and Needle Markets”, F876-54, 1-5, Frost & Sullivan, 2006.)   As a result, BD has a strong economic incentive to keep Retractable out of the market for safety needle products, not only so BD can maintain its prices for those products, but also so it can maintain its monopoly in non-safety product lines.

40.                                 Almost all needle products sold today are marketed in both alleged “safety” and non-safety forms. Although safety and non-safety products perform the same function, safety products should reduce the risk of needlestick injury. The Needlestick Prevention Act has mandated use of “safer” products. BD and other manufacturers are able to charge, and healthcare workers are willing to pay, a higher price for Needle Products marketed as “safe,” “safety” or “safety-engineered” products. As a consequence, safety and non-safety versions of these products are today in separate product sub-markets and have been since at least early 2004.

41.                                 The relevant product markets impacted by BD’s antitrust violations are the nationwide markets for manufacture and distribution of safety blood collection devices,

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 14 of 31

(“BCDs”) and safety syringes and needles (collectively, “Safety Needle Devices”). A monopolist in these markets would be able to maintain the prices of Safety Needle Devices above a competitive level without losing so many customers as to make the maintenance unprofitable. Each of these products constitutes a separate market with unique characteristics. BD’s violations of the antitrust laws have foreclosed and continue to foreclose Retractable from the market for Safety Needle Devices.

42.                                 Safety Needle Devices constitute a distinct market from conventional needle devices. The relevant market for the manufacture and distribution of Safety Needle Devices is a distinct market because both suppliers and purchasers view Safety Needle Devices as distinct products. Hospitals and healthcare workers distinguish between alleged safer needle devices and their counterpart devices because of user preference for a safer alternative and to avoid the costs involved in disease or death resulting from needlestick injuries. Federal and state laws and regulations mandating use of safer products also cause hospitals and healthcare workers to distinguish between conventional needle products and Safety Needle Devices. Thus, end users do not consider conventional needle products and Safety Needle Devices to be substitutes for each other.

43.                                 Furthermore, manufacturers of conventional needle products cannot easily switch to manufacturing Safety Needle Devices because the two products require different patents and capital equipment including both molds and assembly equipment unique to each device. Safety Needle Devices are significantly more complex products than conventional needle products, incorporating additional moving parts and distinctive design elements.

44.                                 Safety syringes, and safety BCDs, each constitute a distinct relevant market because each product cannot properly be substituted for another for the same clinical use. A

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 15 of 31

nurse cannot use a BCD to administer medication by injection, for example. End users do not consider these Safety Needle Devices to be substitutes for one another. In addition to these differences in product characteristics, the purchasers of these products differ:  BCDs are often purchased for use in laboratories, while syringes are most often purchased by hospitals or clinics. Manufacturers cannot easily switch from producing one device, for example safety syringes, to another, such as safety BCDs, because the devices require different patents, production lines, and regulatory approvals. Further, there are substantial barriers to entry facing any potential manufacturer of Safety Needle Devices. A potential entrant must have a patent on its own technology or license to use someone else’s technology. There are high capital costs in designing and manufacturing a medical device. High regulatory hurdles face all stages of manufacture and sale of medical devices.

45.                                 In addition, Safety Needle Devices are also sold in at least two separate customer markets. The acute care market, composed of hospitals and related facilities that perform surgery on an in-patient basis, and alternate care facilities that provide long-term nursing care, out patient surgery, emergency care, physician services and the like, are recognized sub-markets of the overall healthcare market. Even though the same products may be marketed to both types of facilities, differences in volumes, distribution, pricing and contracting mean that these are separate sub-markets. BD controls both of these sub-markets with its overall monopoly power, and has an especially tight grip on the acute care market.

46.                                 According to an independent study published in 2006, reflecting data from 2005, BD has maintained monopoly power in the market for all needle products. BD had over 71 percent of the total syringe and needle market in 2005. BD had 88 percent of the BCD market in

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 16 of 31

2005. (“U.S. Syringes and Needle Markets”, F876-54, 2-29, 3-14, Frost & Sullivan, 2006.)  BD’s market shares are greater within the acute care sub-market.

47.                                 The relevant geographic market for the commerce at issue here is the United States. The United States has the Needlestick Prevention Act that uniquely impacts the demand for Safety Needle Devices. Patent laws and the regulatory conditions for sale of Safety Needle Devices also vary from country to country, making the United States a distinct geographic market.

B.                                       BD’s Unlawful Exclusionary Tactics

48.                                 From and after July 2, 2004, BD has continued to employ various forms of exclusionary contracts with healthcare facilities in order to frustrate, impair, and substantially foreclose competition from Retractable and all other actual or potential manufacturers of Safety Needle Devices. Under BD’s exclusionary contracts, the prices that healthcare facilities pay for BD’s products are conditioned on the purchasers maintaining BD’s market share by agreeing to fill all, or nearly all, their Safety Needle Device demand by purchasing BD products to the exclusion of competitive products.

49.                                 Under these exclusionary and anticompetitive contracts, healthcare providers forfeit substantial BD rebates, as a penalty, unless they purchase very high levels of their product needs from BD. Indeed, under BD’s contracts, if a healthcare entity were to fall even slightly below BD’s target level as the result of purchasing a competitor’s needle products, the healthcare entity would be penalized by: (a) becoming obligated to pay higher prices for all or most BD products the entity purchases; (b) losing post-purchase rebates for all or most BD products it

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 17 of 31

purchases; and/or (c) in some circumstances becoming obligated to repay past rebates that the healthcare entity received in connection with prior purchases of BD products.

50.                                 BD’s exclusionary penalty strategy works by penalizing healthcare entities for purchasing products from BD’s competitors. BD’s purchase requirements have the purpose and effect of denying market access to Retractable and other potential and existing competitive manufacturers, foreclosing and excluding them from the market.

51.                                 BD also maintains its market power by unlawful bundling, or conditioning favored prices or rebates for products on a healthcare entity’s commitment to purchase BD products for most, if not all, of the entity’s needs in each of various product categories. For example, through BD’s bundling practices, a healthcare entity receives rebates for its purchases of several types of BD products, but only if the healthcare entity satisfies BD’s requirements by buying a dominant amount of each of the different products in BD’s bundle.

52.                                 Likewise, BD has bundled rebates and discounts on its conventional needles with rebates and discounts on its alleged “safety” needles. Thus, BD has been able to leverage its monopoly power in the conventional needle products to impede and substantially foreclose competition in the Safety Needle Devices relevant market.

53.                                 Similarly, BD bundles rebates for its needle products with unrelated healthcare products. Healthcare entities incur penalties even if they purchase BD products for all of their needs in numerous product categories, but buy even a small amount of only one or more of a competitor’s Safety Needle Products. The prospect of such a penalty creates disincentives that makes it economically impractical or impossible for a hospital to purchase a BD competitor’s Safety Needle Products. BD’s bundling practices exclude and foreclose competition in markets in which BD has market power and thereby unlawfully maintain BD’s dominance.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 18 of 31

54.                                 Many of BD’s competitors in the Safety Needle Device market are companies that concentrate in, manufacture and sell specialized product lines. As a result, BD’s penalty programs prevent Retractable and other BD competitors from competing on price for their specialized products by offering equal, offsetting discounts or price reductions for those products. Even if a BD competitor substantially reduces the price for its Safety Needle Devices, for example, that reduction will not compensate the healthcare entity for the loss of discounts or rebates BD would take away for other BD products in order to penalize the hospital from shifting some or all of its Safety Needle Device purchases to the BD competitor. BD’s practices reward healthcare purchasers for purchasing BD’s Safety Needle Devices, in lieu of any other manufacturer’s Safety Needle Devices, not because BD’s Safety Needle Devices are better or cheaper (which they are not), but in order to retain greater discounts or concessions on products the other manufacturers do not produce.

55.                                 After July 2, 2004, Retractable expanded its sales force and stepped up its efforts to market VanishPoint® syringes. To spur sales and increase market share, Retractable reduced the price of VanishPoint® syringes below those of other “safety” products then on the market. Even with low prices nearly at conventional non-safety syringe levels, the hospitals did not respond by purchasing VanishPoint® syringes in greater volumes. Retractable’s price reduction program, intended to provide hospitals with a strong economic incentive to purchase VanishPoint® syringes, was blocked by BD’s exclusionary contracts, BD’s bundling practices, and other monopoly-protecting arrangements BD had with hospitals that would have penalized the hospitals for purchasing VanishPoint® syringes.

56.                                 In addition, 98 percent of American hospitals are members of Group Purchasing Organizations (“GPOs”). GPOs offer most products used in their member hospitals. Hospitals

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 19 of 31

join GPOs through membership contracts that require member hospitals to do most or all of their purchasing through the GPO. GPOs, in turn, enter into multi-year contracts with manufacturers and suppliers of products used by hospitals. The resulting list of GPO suppliers constitutes the “approved” list for purchases by member hospitals. Upon information and belief, BD has entered into contracts with GPOs that require the GPOs’ member hospitals to purchase high levels of their Safety Needle Devices requirements from BD in order to maintain favorable price discounts. In addition, on information and belief, BD enters into so-called “second event” or “aggregation” contracts directly with hospitals and hospital groups. These are exclusive dealing arrangements that provide for additional “discounts” to hospitals and unless the hospitals agree to these arrangements, they are penalized by having to pay higher prices for BD products.

57.                                 Thus, although Retractable has contracts with several large GPOs and is therefore a qualified supplier to those GPOs’ hospital members, in reality, purchases of Safety Needle Devices from Retractable would subject hospitals to financial penalties in the forms of reduced “discounts” or rebates from BD, even though the VanishPoint® syringe is the superior product and is priced competitively. BD also contracts directly with hospitals and monitors its sales of a range of products to those hospitals, penalizing the hospitals if they purchase goods, including Retractable’s Safety Needle Devices, that are not part of the contract.

C.                                       BD Degrades Drug Delivery Safety to Protect its Market Dominance

58.                                 BD has sacrificed patient safety by designing, marketing, and promoting so-called “needleless” infusion syringe systems designed to screw onto specially-made BD ports in drug delivery lines attached to hospital patients. Either alone or in combination with other large medical device manufacturers, BD redesigned disposable drug delivery systems used in hospitals to deliver fluids and drugs to patients in a manner that forecloses use of VanishPoint® syringes. The new infusion system requires a new BD port (costing substantially more than the old ports)

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 20 of 31

and an intermediate connector piece that allows only a BD-manufactured syringe to be screwed into the port for drug delivery.

59.                                 BD’s new infusion system guarantees use of BD’s “needleless” syringes for a large percentage of hospital usage and insures that VanishPoint® syringes cannot be used to deliver drugs in the hospital environment. But in order to deliver medications, BD’s alleged “safety” infusion syringe system requires procedures that increase potential for contamination of a fluid line that is linked directly to the patient’s blood system. At least one hospital has reported that such “open” systems increased infectious disease risk.

60.                                 On information and belief, BD knew or should have known that its “open” infusion systems, while effective to maintain BD’s dominant market share, would needlessly increase infection risks to patients. Those increased risks could have been avoided through use of a syringe designed with a fully retracting needle to be used with a sealed, pierceable port. But BD did not have a retractable syringe technology. To foreclose Retractable from this significant segment of the hospital market, BD designed its new infusion system to use only BD syringes and thereby placed patients at increased risk of hospital-borne infections.

D.                                      BD Suppresses Healthcare Worker Knowledge of Retractable’s Products

61.                                 Once nurses and hospital medical staff become aware of Retractable’s safety syringes, they often demand access to these products. One analyst noted as recently as 2005: “…[E]nd users and distributors are mostly unaware of the retractable-syringe technology.” (“Disposable Syringe Markets” p. 11, TriMark Publications, Sept. 2005.)

62.                                 BD has caused or induced potential customers and trade shows to bar and exclude Retractable’s sales staff from entering premises or demonstrating the advantages of the VanishPoint® syringes. For example, Retractable has been barred from one or more trade shows, even though the purpose of the shows was to demonstrate available safety technology to medical

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 21 of 31

staff. Hospital and trade show personnel have explained the exclusion of Retractable’s sales personnel by saying their facility is under contract with BD, exclusive to BD, or standardized with BD.

COUNT 1:  INFRINGEMENT OF U.S. PATENT NO. 5,632,733

63.                                 All preceding paragraphs of this Complaint are incorporated herein by reference as if fully set forth at length.

64.                                 Plaintiff Retractable is the exclusive licensee for, and has the right to sue in its own name on, United States Patent No. 5,632,733 (“the ‘733 patent”), issued May 27, 1997, a copy of which is attached as Exhibit A. The maintenance fees for the ‘733 patent have been timely paid, and the ‘733 patent has not been invalidated or found to be unenforceable in any prior litigation.

65.                                 At all times relevant to this action, Retractable has complied with the notice provisions of 35 U.S.C. § 287 as it concerns the ‘733 Patent.

66.                                 BD has directly, indirectly, and/or contributorily infringed the ‘733 Patent by manufacturing, using, selling, offering for sale and/or importing into the United States retractable syringes covered by the ‘733 Patent, and has induced and/or contributed to the infringement of the ‘733 Patent by others in the United States and within this District, and will continue to do so unless enjoined by this Court.

67.                                 No right or license to practice the invention claimed in the ‘733 patent has been granted to BD.

68.                                 Retractable has been damaged by BD’s infringement and will be irreparably injured unless the infringement is enjoined by this Court as provided by 35 U.S.C. § 283.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 22 of 31

COUNT 2:  INFRINGEMENT OF U.S. PATENT NO. 6,090,077

69.                                 All preceding paragraphs of this Complaint are incorporated herein by reference as if fully set forth at length.

70.                                 Plaintiff Retractable is the exclusive licensee for, and has the right to sue in its own name on, United States Patent No. 6,090,077 (“the ‘077 patent”), issued July 18, 2000, a copy of which is attached as Exhibit B. The maintenance fees for the ‘077 patent have been timely paid, and the ‘077 patent has not been invalidated or found to be unenforceable in any prior litigation.

71.                                 At all times relevant to this action, Retractable has complied with the notice provisions of 35 U.S.C. § 287 as it concerns the ‘077 Patent.

72.                                 BD has directly, indirectly, and/or contributorily infringed the ‘077 Patent by manufacturing, using, selling, offering for sale and/or importing into the United States retractable syringes covered by the ‘077 Patent, and has induced and/or contributed to the infringement of the ‘077 Patent by others in the United States and within this District, and will continue to do so unless enjoined by this Court.

73.                                 No right or license to practice the invention claimed in the ‘077 patent has been granted to BD.

74.                                 Retractable has been damaged by BD’s infringement and will be irreparably injured unless the infringement is enjoined by this Court as provided by 35 U.S.C. § 283.

COUNT 3:  INFRINGEMENT OF U.S. PATENT NO. 5,578,011

75.                                 All preceding paragraphs of this Complaint are incorporated herein by reference as if fully set forth at length.

76.                                 Retractable is the exclusive licensee for, and has the right to sue in its own name on, United States Patent No. 5,578,011 (“the ‘011 patent”) issued November 26, 1995, a copy of

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 23 of 31

which is attached as Exhibit C. The maintenance fees for the ‘011 patent have been timely paid, and the ‘011 patent has not been invalidated or found to be unenforceable in any prior litigation.

77.                                 At all times relevant to this action, Retractable has complied with the notice provisions of 35 U.S.C. § 287 as it concerns the ‘011 Patent.

78.                                 BD has directly, indirectly, and/or contributorily infringed the ‘011 Patent by manufacturing, using, selling, offering for sale and/or importing into the United States retractable syringes covered by the ‘011 Patent, and has induced and/or contributed to the infringement of the ‘011 Patent by others in the United States and within this District, and will continue to do so unless enjoined by this Court.

79.                                 No right or license to practice the invention claimed in the ‘011 patent has been granted to BD.

80.                                 Retractable has been damaged by BD’s infringement and will be irreparably injured unless the infringement is enjoined by this Court as provided by 35 U.S.C. § 283.

WILLFUL INFRINGEMENT

81.                                 BD’s acts of infringement have been willful and in deliberate disregard of the ‘733, ‘077 and ‘011 Patents, and this is an exceptional case under 35 U.S.C. § 285.

82.                                 BD has known that its non-infringing, so-called “safety” syringes, which use add-on safety features, are not safe to use in practice and that Retractable’s patented retractable needle technology had to be utilized in order to achieve a cost effective, manufacturable, safe syringe. BD’s failures in an attempt to use alternate technology are evidence of the worth of Retractable’s technology and BD’s willful intent, namely, to copy and use Retractable’s technology for itself.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 24 of 31

83.                                 BD’s infringing Integra syringe products are promoted as being superior to VanishPoint® syringes, when, in fact, they are infringing variants of the basic patented features of Retractable technology that deliver safety and reliability to the healthcare worker.

84.                                 BD had full knowledge of, and has attempted to obtain rights under, the patents-in-suit and decided to copy Retractable’s technology and use it to ward off growing demands for safer products in the marketplace.

COUNT 4:  FALSE ADVERTISING IN VIOLATION
OF SECTION 43(A) OF THE LANHAM ACT

85.                                 All preceding paragraphs of this Complaint are incorporated herein by reference as if fully set forth at length.

86.                                 BD has, in connection with its Safety-Lok, Safety Glide, and Eclipse syringes, used in interstate commerce words, terms, names, and combinations thereof, and false and misleading descriptions and representations of fact, in commercial advertising and promotion to misrepresent the nature, characteristics, and qualities of the Safety-Lok, Safety Glide, and Eclipse syringes, all in violation of Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B).

87.                                 BD has misleadingly and/or falsely used the words, terms, and names “safe,” “safety,” or “safety-engineered” and various other similar descriptions in commercial advertising and promotion to describe the nature, characteristics, and qualities of the Safety-Lok, Safety Glide and Eclipse syringes, all in violation of Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B).

88.                                 The foregoing descriptions, representations, and statements are illustrative, not exhaustive, and were made in violation of Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B).

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 25 of 31

89.                                 Each of BD’s false descriptions, representations, statements, advertising, and promotions, described herein or otherwise, has been intentional and willful, and has deceived or has had the tendency to deceive a substantial portion of the intended audience in a material manner, which has influenced or has had the likelihood to influence purchasing decisions.

90.                                 Moreover, BD’s wrongful acts have caused, and will continue to cause, Retractable to incur substantial damages, including, but not limited to, declining sales, loss of goodwill, lost profits, and loss of market share. Retractable therefore seeks recovery from BD of all amounts it is entitled to under 15 U.S.C. § 1117(a), including, without limitation:  (1) BD’s profits related to its false and misleading descriptions, representations, statements, advertisements, and promotions; (2) all damages sustained by Retractable; (3) the costs of this action; (4) treble damages, (5) reasonable attorney fees; and (6) an additional amount that the Court considers just.

91.                                 Retractable pleads for prospective injunctive relief to enjoin BD’s ongoing false and misleading descriptions, representations, statements, advertisements, and promotions under 15 U.S.C. § 1116(a).

92.                                 BD has acted with unclean hands, and Retractable’s claims under Section 43(a) of the Lanham Act, 15 U.S.C. § 1125(a)(1)(B), further the public interest.

COUNT 5:  VIOLATIONS OF THE SHERMAN AND CLAYTON ACTS

93.                                 All preceding paragraphs of this Complaint are incorporated herein by reference as if fully set forth at length.

94.                                 The relevant geographic market is the United States. As pleaded above, the relevant market segments for Safety Needle Devices are acute care and alternate care medical facilities. The relevant product markets for Safety Needle Devices are safety syringes and needles and safety BCDs. BD has monopoly power in these relevant markets.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 26 of 31

95.                                 Defendant BD has specifically intended, and continues to intend, through its conduct alleged in this Complaint willfully to maintain its monopoly power, control prices, exclude competitors, harm consumers, and destroy competition in the relevant markets. Through the activities alleged above, among others, BD has gained, maintained, extended, and attempted to gain monopoly power in the acute care and alternate care markets for Safety Needle Devices in violation of the Sherman Act, Section 2.

96.                                 There is no legitimate business justification for BD’s exclusionary conduct.

97.                                 As a direct and proximate result of Defendant BD’s unlawful actions alleged herein, Retractable has suffered injury to its business and property. If BD’s illegal conduct is not enjoined, Retractable will suffer irreparable harm, and the markets for Safety Needle Devices will remain distorted and substantially foreclosed to the detriment of consumers in the market. Advances in Safety Needle Devices technology that could prevent needlestick injuries and thereby prevent disease and save lives will continue to be excluded from the market because BD exercises monopoly power to exclude competitors and set prices.

98.                                 Further, BD has made sales of Safety Needle Devices and has set prices charged and discounts and rebates granted on those sales based on the condition, agreement, or understanding that BD’s buyer will not purchase Retractable’s products.

99.                                 BD’s exclusive dealing violates Section 3 of the Clayton Act because it has foreclosed Retractable from substantial portions of the markets for Safety Needle Devices and because it substantially lessens competition in those markets and tends to maintain BD’s monopoly power over those markets.

100.                           BD’s bundling practices also violate Section 2 of the Sherman Act and Section 3 of the Clayton Act because they exclude Retractable and other BD competitors from substantial

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 27 of 31

portions of the markets for Safety Needle Devices and because such practices substantially lessen competition in those markets and tend to maintain BD’s monopoly over those markets.

101.                           BD’s willful taking of Retractable’s technology, resulting in the tort of patent infringement, constitutes an illegal act that substantially lessens competition and tends to maintain BD’s dominance over the market for Safety Needle Devices.

102.                           BD’s false advertising of its syringe and blood collection tube products as “safe,” “safety,” “safety-engineered” and various other similar descriptions in commercial advertising and promotion to describe the nature, characteristics, and qualities of the Safety-Lok, Safety Glide and Eclipse syringes constitute illegal acts that substantially lessen competition and tend to maintain BD’s dominance over the market for Safety Needle Devices.

103.                           From and after July 2, 2004, Retractable has been directly and proximately damaged by losses of sales and profits resulting from BD’s exclusive dealing, bundling arrangements, patent infringement, false advertising and other monopolistic practices. Retractable seeks damages, treble damages, and all other relief available to it under the antitrust laws. Retractable will be irreparably harmed if BD’s exclusive dealing and bundling arrangements, patent infringement and false advertising are not enjoined.

104.                           Alternatively, Defendant BD has specifically intended, and continues to intend, for its conduct alleged in this Complaint to control prices, exclude competitors, and destroy competition in the relevant markets for Safety Needle Devices. Through the activities alleged in the paragraphs above, among others, BD has attempted to gain monopoly power in the markets for Safety Needle Devices. BD’s predatory and anticompetitive conduct presents a dangerous probability that BD will succeed in monopolizing the Safety Needle Devices markets because BD already has market power in those markets, which contain high barriers to entry in the form

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 28 of 31

of capital costs, intellectual property requirements and costs, and other burdens. As a direct and proximate result of BD’s anticompetitive conduct alleged herein, RTI has been injured in its business and property and suffered substantial lost profits, and will suffer irreparable harm if BD is not enjoined from continuing its illegal course of conduct.

COUNT 6:  TEXAS ANTITRUST ACT

105.                           All preceding paragraphs of the Complaint are incorporated herein by reference as if fully set forth at length.

106.                           BD’s conduct outlined in the federal antitrust violations detailed above also violates the Texas Free Enterprise and Antitrust Act of 1983, Tex. Bus. & Com. Code Ann. § 15.01 et seq. (Vernon 2003). Retractable seeks an injunction, an award of damages, treble damages, recovery of its attorneys’ fees, and all other relief available under said Texas Act. If BD’s illegal conduct alleged herein is not enjoined, Retractable will be irreparably damaged and Texas markets for Safety Needle Devices will be substantially foreclosed to competition.

COUNT 7:  UNFAIR COMPETITION

107.                           All preceding paragraphs of this Complaint are incorporated herein by reference as if fully set forth at length.

108.                           BD’s tortious conduct alleged above in this Complaint constitutes unfair competition in violation of the common law. BD and Retractable are competitors. BD has unfairly competed with and sought to destroy Retractable’s business.

109.                           BD’s conduct has damaged Retractable.

INJUNCTIVE RELIEF

110.                           All preceding paragraphs of this Complaint are incorporated herein by reference as if fully set forth at length.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 29 of 31

111.                           Retractable is entitled to a permanent injunction preventing BD from continuing to infringe the ‘077, ‘733, and ‘011 Patents.

112.                           Retractable is entitled to a permanent injunction preventing BD from continuing to advertise its Safety-Lok, Safety Glide, and Eclipse syringes, using false and misleading descriptions and representations of fact, such as “safe,” “safety,” and “safety-engineered.”

113.                           Retractable is entitled to a permanent injunction enjoining BD from continuing actively to exclude Retractable from the markets described herein, and requiring BD to take corrective action to remedy distortions in said markets caused by BD’s continuing violations of the federal and Texas antitrust laws. Injunctive relief would greatly serve the public interest because the public has an interest in competitive markets and because Retractable’s products could be preventing needlestick injuries and thereby preventing disease and death.

114.                           BD’s violations of federal and Texas law are continuing, and BD has demonstrated that it will continue in all of the conduct described herein unless enjoined. Retractable is threatened with irreparable harm from these continuing and future violations.

PRAYER FOR RELIEF

WHEREFORE, PREMISES CONSIDERED, Plaintiff Retractable Technologies, Inc. prays that Defendant Becton Dickinson and Company will be cited to appear and answer herein and for Judgment of this Honorable Court as follows:

(a)                                  BD be adjudged and decreed to have directly, indirectly, and/or contributorily infringed the ‘733 Patent, the ‘011 Patent, and the ‘077 Patent;

(b)                                 BD be adjudged and decreed to have willfully and deliberately infringed the ‘733 Patent, the ‘011 Patent, and the ‘077 Patent;

(c)                                  BD be ordered to pay actual damages to Retractable, but not less than a reasonable royalty, by reason of BD’s infringement of the ‘733 Patent, the ‘011 Patent, and the

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 30 of 31

‘077 Patent together with prejudgment interest, costs and increased damages pursuant to 35 U.S.C. § 284;

(d)                                 A permanent injunction be entered against BD, and its officers, agents, servants and employees, and all entities and individuals acting in concert with them, to permanently restrain any further infringement of the ‘733 Patent, the ‘011 Patent, and the ‘077 Patent;

(e)                                  This case be declared an “exceptional case” within the meaning of 35 U.S.C. §285 and reasonable attorneys’ fees, costs and treble damages be awarded to Retractable;

(f)                                    Enjoining BD from continuing the anticompetitive conduct alleged in this Complaint;

(g)                                 Ordering BD to take corrective steps to end the foreclosure of the relevant market and create a competitive market for safer alternatives to conventional needles, syringes, and blood collection devices and to remedy the market distortions created by its past and continuing violations of the United States antitrust laws;

(h)                                 Awarding Retractable treble damages resulting from BD’s antitrust violations;

(i)                                     Awarding Retractable (i) BD’s profits, (ii) Retractable’s damages, and (iii) costs of the action, pursuant to 15 U.S.C. § 1117(a);

(j)                                     Awarding Retractable all reasonable attorneys’ fees allowed by statute, expert fees, costs, pre-judgment interest, and post-judgment interest; and

(k)                                  Granting all such other relief, at law and in equity, to which Retractable is entitled.

JURY DEMAND

Retractable demands a trial by jury as is its right under the Seventh Amendment to the Constitution of the United States or as given by statute. FED. R. CIV. P. 38.

Case 2:07-cv-00250-DF    Document 1-1    Filed 06/15/2007    Page 31 of 31

Dated: June 15, 2007

Respectfully submitted,

/s/ Roy W. Hardin (with permission by Otis Carroll

Roy W. Hardin
Texas Bar No. 08968300
George E. Bowles
Texas Bar No. 02743300
Michael V. Powell
Texas Bar No. 16204400
Brad Weber
Texas Bar No. 21042470
Paul Schuster
Texas Bar No.00784931
Stephen D. Wilson
Texas Bar No. 24003187
LOCKE LIDDELL & SAPP LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201-6776
Telephone: (214) 740-8000
Facsimile: (214) 740-8800
E-mail: rhardin@lockeliddell.com

Otis Carroll
State Bar No. 03895700
Deborah Race
State Bar No. 16448700
Ireland, Carroll & Kelley, PC
6101 S. Broadway, Suite 500
Tyler, Texas 75703
Tel. (903) 561-1600
Fax (903) 581-1071
Email: Fedserv@icklaw.com

ATTORNEYS FOR PLAINTIFF
RETRACTABLE TECHNOLOGIES, INC.